                                                                    EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Huntington Preferred Capital, Inc. (the "Company") on Form 10-Q/A for the quarter ending March 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael J. McMennamin, President of the Company (principal executive officer), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                           /s/ Michael J. McMennamin
                                          ------------------------------------
                                             Michael J. McMennamin
                                             President
                                             (principal executive officer)
                                             August 19, 2002